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NAVTECH, INC. and SUBSIDIARIES
EXHIBIT 21 - Subsidiaries
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Navtech, Inc. has the following subsidiaries:

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Company Name                          Jurisdiction of Incorporation
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Navtech Systems Support Inc.          Ontario, Canada
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Navtech (UK) Limited                  United Kingdom

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